Exhibit 4.2
FIFTH SUPPLEMENTAL INDENTURE
     Fifth Supplemental Indenture (this “Supplemental Indenture”), dated as of April 7, 2011, by and among Park-Ohio Industries, Inc., an Ohio corporation (the “Company”), the Guarantors (as defined in the Indenture referred to below) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
W I T N E S S E T H
     WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of November 30, 2004, by and among the Company, the guarantors named therein, and the Trustee (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of (and pursuant to which the Company has issued) $210,000,000 aggregate principal amount of the Company’s 8 3/8% Senior Subordinated Notes due 2014 (the “Notes”);
     WHEREAS, the Company has offered to purchase (the “Offer”) all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated March 8, 2011, including the Consent and Letter of Transmittal attached as Annex A thereto, as the same may be further amended, supplemented or modified (the “Offer to Purchase”);
     WHEREAS, the Offer includes the solicitation of consents (the “Consent Solicitation”) to the proposed amendments to the Indenture (the “Proposed Amendments”) set forth herein and a supplemental indenture in respect of the Proposed Amendments being executed and delivered, with the operation of such Proposed Amendments being subject to, among other things, the acceptance for payment by the Company of the Notes comprising at least a majority of the outstanding principal amount of Notes issued under the Indenture (excluding Notes owned by the Company or any of its affiliates) tendered pursuant to the Offer and the occurrence of the Settlement Date (as defined in the Offer to Purchase) following the Consent Deadline (as defined in the Offer to Purchase);
     WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes and the Note Guarantees with the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes (calculated in accordance with the Indenture, including Section 2.09 thereof) voting as a single class, and that, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then-outstanding Notes (calculated in accordance with the Indenture, including Section 2.09 thereof) voting as a single class;
     WHEREAS, pursuant to the Consent Solicitation by the Company, Holders of at least a majority in aggregate principal amount of the Notes (excluding Notes owned by the Company, any Guarantor or any Affiliate thereof) have duly consented to the proposed amendments and waivers set forth in this Supplemental Indenture in accordance with Section 9.02 of the Indenture;
     WHEREAS, the Company has furnished, or caused to be furnished, to the Trustee, and the Trustee has received, (i) a copy of the resolutions of the Board of Directors of the Company authorizing the execution of this Supplemental Indenture, (ii) evidence of the written consent of the Holders set forth in the immediately preceding paragraph and (iii) an Officers’ Certificate and an Opinion of Counsel described in Section 9.06 and Section 13.04 of the Indenture;
     WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture have been complied with or have been done or performed; and

     WHEREAS, this Supplemental Indenture is effective as of the date upon which the conditions set forth in Section 2.01 hereof are satisfied, and the amendments and waivers effected by this Supplemental Indenture shall become operative with respect to the Notes at the Payment Date (as defined herein);
     NOW, THEREFORE, the Company and the Guarantors hereby covenant and agree with the Trustee for the equal and proportionate benefit of each other and the Holders as follows:
ARTICLE 1
AMENDMENTS
     Section 1.01 Amendments
     (a) Amendment to Section 3.03. Subject to Section 2.01 hereof, Section 3.03 of Article 3 of the Indenture is hereby amended by deleting the section in its entirety and replacing such Section 3.03 with the following:
     “Section 3.03 Notice of Redemption.
     Subject to the provisions of Section 3.09 hereof, at least three Business Days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.
     The notice will identify the Notes to be redeemed and will state:
     (1) the redemption date;
     (2) the redemption price;
     (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
     (4) the name and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
     (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least four Business Days prior to the redemption date, unless a shorter time shall be acceptable to the Trustee, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.”
     (b) Amendment of Article 4. Subject to Section 2.01 hereof, the Indenture is hereby amended by deleting the following Sections of Article 4 of the Indenture and all references thereto: 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.20 and 4.21, in each case in its entirety, and replacing each such Section with the following: “[Intentionally omitted.]”
     (c) Amendment of Article 5. Subject to Section 2.01 hereof, Section 5.01 of Article 6 of the Indenture is hereby amended by deleting the section in its entirety and replacing such Section 5.01 with the following:
“Section 5.01 Merger, Consolidation, or Sale of Assets.
     The Company shall not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1) either:
     (A) the Company is the surviving corporation; or
     (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and
     (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;
This Section 5.01 will not apply to:
(1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or
(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries.”
     (d) Amendment of Section 6.01. Subject to Section 2.01 hereof, Section 6.01 of Article 6 of the Indenture is hereby amended by deleting the section in its entirety and replacing such Section 6.01 with the following:

“Section 6.01 Events of Default.
     Each of the following is an “Event of Default”:
     (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes, whether or not prohibited by the subordination provisions of this Indenture;
     (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, whether or not prohibited by the subordination provisions of this Indenture;
     (3) failure by the Company to comply with the provisions of Section 5.01 hereof;
     (4) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;
     (5) [Intentionally omitted];
     (6) [Intentionally omitted];
     (7) the Company:
     (A) commences a voluntary case;
     (B) consents to the entry of an order for relief against it in an involuntary case;
     (C) consents to the appointment of a custodian of it or for all or substantially all of its property;
     (D) makes a general assignment for the benefit of its creditors; or
     (E) generally is not paying its debts as they become due;
(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company in an involuntary case;
     (B) appoints a custodian of the Company for all or substantially all of the property of the Company; or
     (C) orders the liquidation of the Company;
and the order or decree remains unstayed and in effect for 60 consecutive days; and

(9) [Intentionally omitted].
     Section 1.02 Amendment of Definitions. Subject to Section 2.01 hereof, any defined terms present in the Indenture or the Notes but no longer used as a result of the amendments made by this Supplemental Indenture are hereby eliminated. The definition of any defined term used in the Indenture or the Notes where such definition is set forth in any of the sections or subsections that are eliminated by this Supplemental Indenture and the term it defines is still used in the Indenture or the Notes after the amendments hereby become operative shall be deemed to become part of, and defined in, Section 1.01 of the Indenture. Such defined terms are to be in alphanumeric order within Section 1.01 of the Indenture.
ARTICLE 2
MISCELLANEOUS
     Section 2.01 Effect and Operation of Supplemental Indenture. This Supplemental Indenture shall be effective and binding immediately upon its execution by the Company, the Guarantors and the Trustee, and thereupon this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note and Note Guarantee heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby; provided however, notwithstanding anything in the Indenture or this Supplemental Indenture to the contrary, the amendments set forth in Sections 1.01 and 1.02 of this Supplemental Indenture shall become operative only upon and simultaneously with, and shall have no force and effect prior to, the Company’s payment for Notes validly tendered (and not validly withdrawn) pursuant to the Offer on the Settlement Date following the Consent Deadline (such date of payment, the “Payment Date”). If the Offer is terminated or withdrawn, or the Company does not accept for purchase, and pay for, the Notes for any reason, this Supplemental Indenture shall not become operative. Except as modified and amended by this Supplemental Indenture, all provisions of the Indenture shall remain in full force and effect.
     Section 2.02 Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to, and in implementation of, the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.
     Section 2.03 Trust Indenture Act Controls. If any provision of the Indenture, as amended by this Supplemental Indenture, limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.
     Section 2.04 GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     Section 2.05 Successors. All agreements of the Company in the Indenture, as amended by this Supplemental Indenture, and the Notes shall bind its successors. All agreements of the Trustee in the Indenture, as amended by this Supplemental Indenture, shall bind its successors. All agreements of each Guarantor in the Indenture and Note Guarantees, as supplemented by this Supplemental Indenture, shall bind its successors, except as otherwise provided in Section 11.06 of the Indenture.
     Section 2.06 Severability. In case any provision in the Indenture, as amended by this Supplemental Indenture, or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 2.07 Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 2.08 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 2.09 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture, and it shall not be responsible for any statement or recital herein or any other document pursuant to this Supplemental Indenture. The recitals contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness, and the Trustee makes no representation as to the validity or sufficiency of the Consent Solicitation, the Offer to Purchase, the Proposed Amendments, the Offer or any other document used in connection with the Consent Solicitation, the Offer to Purchase, the Proposed Amendments, the Offer, this Supplemental Indenture or any consents thereto. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.
[signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

PARK-OHIO INDUSTRIES, INC.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary and General Counsel

Signature Page to Supplemental Indenture

Guarantors: AJAX TOCCO MAGNETHERMIC CORPORATION
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

ATBD, INC.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

BLUE FALCON TRAVEL, INC.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

COLUMBIA NUT & BOLT LLC
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

CONTROL TRANSFORMER, INC.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

FECO, INC.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

FORGING PARTS & MACHINING COMPANY
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

GATEWAY INDUSTRIAL SUPPLY LLC
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

Signature Page to Supplemental Indenture

GENERAL ALUMINUM MFG. COMPANY
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

ILS TECHNOLOGY, LLC
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

INDUCTION MANAGEMENT SERVICES, LLC
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

INTEGRATED HOLDING COMPANY
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

INTEGRATED LOGISTICS HOLDING COMPANY
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

INTEGRATED LOGISTICS SOLUTIONS, INC.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

LEWIS & PARK SCREW & BOLT COMPANY
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

PARK AVENUE TRAVEL LTD.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

Signature Page to Supplemental Indenture

PARK-OHIO FORGED & MACHINED PRODUCTS LLC
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

PARK-OHIO PRODUCTS, INC.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

PHARMACEUTICAL LOGISTICS, INC.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

PHARMACY WHOLESALE LOGISTICS, INC.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

P-O REALTY LLC
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

POVI L.L.C.
By:	Park-Ohio Industries, Inc., its sole member

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

PRECISION MACHINING CONNECTION LLC
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

Signature Page to Supplemental Indenture

RB&W LTD.
By:	Integrated Logistics Holding Company, its sole member

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

RB&W MANUFACTURING LLC
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

RED BIRD, INC.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

SNOW DRAGON LLC
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

SOUTHWEST STEEL PROCESSING LLC
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

ST HOLDING CORP.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

STMX, INC.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

SUMMERSPACE, INC.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

Signature Page to Supplemental Indenture

SUPPLY TECHNOLOGIES (NY), INC.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

SUPPLY TECHNOLOGIES LLC
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

THE AJAX MANUFACTURING COMPANY
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

THE CLANCY BING COMPANY
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

TW MANUFACTURING CO.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

TOCCO, INC.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

WB&R ACQUISITION COMPANY, INC.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

Signature Page to Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Gregory S. Clark
Name: Gregory S. Clark
Title: Vice President

Signature Page to Supplemental Indenture